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                                                                  EXHIBIT 10.134

                          SIXTH AMENDMENT TO AGREEMENT

            This is the sixth amendment to the Research Collaboration and License Agreement between MERCK & CO., INC., a corporation organized and existing under the laws of New Jersey ("MERCK") and ARRIS PHARMACEUTICAL CORPORATION, a corporation organized and existing under the laws of Delaware, now known as Axys Pharmaceuticals, Inc. ("Axys") made as of November 6, 1996 (the "Agreement"). The purpose of this sixth amendment is to restructure the Milestone Payments pursuant to Section 5.3 of the Agreement.

            1. In accordance with the provisions of Section 9.10 of the Agreement with regard to an amendment of the Agreement, the parties hereby agree
to amend Section 5.3 of the Agreement       **       . Accordingly, the parties
hereby agree that Section 5.3 shall be replaced in its entirety by the following
Section 5.3.

            5.3 Milestone Payments. Subject to the terms and conditions of this Agreement, MERCK shall pay to Axys the following milestone payments:

            (a)           **         upon MERCK's validation, in its sole
reasonable judgment exercised in good faith, that an Active Compound has met the criteria set forth in Section 1.23(a) of this Agreement, as amended;

            (b)           **         upon MERCK's acceptance in its sole
discretion of a Program Compound for Safety Assessment as defined by MERCK;

            (c)           **         upon MERCK's initiation of Phase I human
clinical trials using a Program Compound;

            (d)           **         upon MERCK's initiation of Phase Ell human
clinical trials using a Program Compound;

            (e)           **         upon the filing of an application with the
Food and Drug Administration to register a Licensed Product for marketing in the United States;

            (f)           **         upon approval by the Food and Drug
Administration to market a Licensed Product in the United States.

            MERCK shall notify Axys in writing within 30 days upon the achievement of each milestone described in (a) through (f) above, and upon such notice shall pay Axys the appropriate milestone payment.

* Confidential treatment has been requested by the Registrant.



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